UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2012

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2012, Atmos Energy Corporation (“Atmos Energy”) entered into a commitment letter (the “Commitment Letter”) in favor of Algonquin Power & Utilities Corp. (“Algonquin”), to sell substantially all of its natural gas distribution operations in Georgia in accordance with the terms and conditions of an asset purchase agreement (the “Agreement”) attached as an appendix to the Commitment Letter, to Liberty Energy (Georgia) Corp. (“Liberty Energy”), an affiliate of Algonquin, for a purchase price of approximately $141 million (the “Transaction”). The Commitment Letter will expire at 3:00 pm Central Daylight Time on August 8, 2012 unless Liberty Energy executes and delivers the Agreement and Algonquin executes and delivers a guaranty (the “Guaranty”) to Atmos Energy in the form of that certain Guaranty of Algonquin in favor of Atmos Energy dated May 12, 2011 (executed in connection with the sale by Atmos Energy of its natural gas distribution operations in Missouri, Illinois and Iowa to Liberty Energy (Midstates Corp.)) prior to that time. The entry into the Transaction, along with the execution of the Agreement by Liberty Energy and the Guaranty by Algonquin, are each subject to approval by the board of directors of Algonquin and completion of due diligence by Algonquin.

The foregoing summary of the Commitment Letter is qualified in its entirety by reference to the complete text of such document, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Commitment Letter from Atmos Energy Corporation, dated as of August 1, 2012, and agreed to and accepted by Algonquin Power & Utilities Corp. as of August 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: August 7, 2012	By:	/s/ LOUIS P. GREGORY

Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Commitment Letter from Atmos Energy Corporation, dated as of August 1, 2012, and agreed and accepted by Algonquin Power & Utilities Corp. as of August 1, 2012

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